UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2026

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 9, 2026, iSpecimen Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on August 12, 2026, the record date for the Special Meeting, there were 2,518,590 shares of the Company’s common stock outstanding and entitled to vote. A total of 1,287,547 shares were present in person or represented by proxy, constituting approximately 51.1% of the shares outstanding and entitled to vote and therefore representing a quorum.

The proposals submitted to the stockholders at the Special Meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2026. The final voting results for Proposal Nos. 1, 3, 4 and 5 are set forth below. As described below, the Special Meeting was adjourned with respect to Proposal No. 2 only.

1.	Approval Pursuant to Nasdaq Listing Rule 5635(d) - Pre-Funded Warrants

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying Pre-Funded Warrants and any additional shares issuable pursuant to the most-favored-nation, anti-dilution and price adjustment provisions of the Securities Purchase Agreement dated May 8, 2026, which may result in the issuance of more than 19.99% of the Company’s outstanding common stock immediately prior to such transaction, at a price that may be below the Minimum Price (as defined in Nasdaq rules).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
779,705	33,092	160	474,590

Proposal 1 was approved.

2.	Approval of Reverse Stock Split

To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio in a range of one-for-ten (1:10) to one-for-one hundred (1:100), with the exact ratio to be determined by the Board of Directors at its discretion.

Pursuant to the approval of Proposal No. 5 described below, the Special Meeting was adjourned with respect to Proposal No. 2 only, without the polls on Proposal No. 2 having been closed, to October 30, 2026, at 10:00 a.m. Eastern Time, to be held virtually (the “Adjourned Meeting”), to provide stockholders additional time to vote on Proposal No. 2. The record date for the Adjourned Meeting remains the close of business on August 12, 2026. Proxies previously submitted with respect to Proposal No. 2 remain valid unless revoked. The Company will report the final voting results on Proposal No. 2 in a Current Report on Form 8-K following the Adjourned Meeting.

3.	Approval Pursuant to Nasdaq Listing Rule 5635(d) - Future Convertible Financing Transactions

To approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon conversion, exercise or exchange of convertible or equity-linked securities that may be issued during the 12-month period following stockholder approval in one or more future financing transactions, at a conversion or exercise price reflecting a discount of up to 80% from the applicable lowest volume weighted average price, including shares issuable pursuant to interest, fees, warrants, resets, most-favored-nation rights and anti-dilution adjustments.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
782,722	30,099	136	474,590

Proposal 3 was approved.

4.	Approval of Asset Acquisition

To approve the Asset Acquisition (as defined in the proxy statement), including the issuance of shares of common stock as partial consideration therefor, pursuant to the Asset Purchase Agreement dated September 4, 2026 by and between the Company and Foldlab AI Ltd.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
791,600	21,269	88	474,590

Proposal 4 was approved.

5.	Approval of Adjournment

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, 3 or 4.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,150,689	112,799	24,059	0

Proposal 5 was approved.

No other business was properly brought before the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2026

iSPECIMEN INC.

By:	/s/ Shahin Behroyan
Name:	Shahin Behroyan
Title:	Chief Executive Officer

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